UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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☐	Preliminary Information Statement
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WIGI4YOU, INC.
(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT

Relating to the Amendment of our Articles of Incorporation

WIGI4YOU, Inc.

1980 Festival Plaza Drive Suite 530

Las Vegas, Nevada 89135

Dear Wigi4you, Inc. Shareholders:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock approving the following actions:

1)	Approval of an amendment to our Articles of Incorporation to change our name to Ajia Innogroup Holdings Limited

2)	Approval of an amendment of our Articles of Incorporation to increase the number of our authorized common shares, and to authorize preferred shares.

As of the close of business on December 1, 2017, the record date for shares entitled to notice of and to sign written consents in connection with the actions described above, the following voting shares were outstanding: 7,270,000 shares of common stock. Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares, signed written consents approving each of the actions listed above on the terms described herein (the “Actions”). As a result, the Actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary. We are not asking you for a Proxy and you are requested not to send us a Proxy. The Actions will be effective twenty (20) days from the mailing of the Information Statement, which is expected to take place on December 15, 2017, and such Actions will result in the following:

1)	The Articles of Incorporation will be amended to change the name of the Company to Ajia Innogroup Holdings Limited.

2)	The Articles of Incorporation will be amended to increase the Company’s authorized shares of common stock from 75,000,000 shares to 500,000,000 shares with a par value of $.001, and to authorize 100,000,000 preferred shares, which will be blank check preferred and they may be issued with the preferences determined by the Board of Directors.

The Company will pay all costs associated with the distribution of the Information Statement, including the cost of printing and mailing. The Company will reimburse brokerage and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending out the Information Statement to the beneficial owners of the Company’s common stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS: NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN, AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DESCRIBED MORE SPECIFICALLY BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING SHARES OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

By Order of the Board of Directors,

/s/ Yin Ling Elaine Wan

Yin Ling Elaine Wan, Secretary and Treasurer

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PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF

INCORPORATION TO CHANGE ITS NAME TO

AJIA INNOGROUP HOLDINGS LIMITED

INTRODUCTION

The Board of Directors of the Company has unanimously approved and a majority of the shareholders have voted for a proposal to amend the Company’s Articles of Incorporation to change the Company’s name to Ajia Innogroup Holdings Limited. We are now notifying you and the other shareholders that did not participate in the meeting of the actions of the shareholders who hold a majority of the voting shares. The name change will take effect after we file a Certificate of Amendment and Restatement to the Articles of Incorporation with the Secretary of State of the State of Nevada.

We expect that the Amended and Restated Articles will be filed 20 days after your receipt of this Information Statement. However, our board of directors may elect not to file, or to delay the filing of, the Amended and Restated Articles if they determine that filing the Amended and Restated Articles would not be in the best interest of our shareholders.

REASONS FOR THE NAME CHANGE

The Company’s business plan has changed. Under the new business plan this Company will become a technology company in the business of developing, manufacturing and operating kiosks that will allow customers to perform various financial and licensing functions, and the Board of Directors believe that the name of the Company should be changed in order to reflect the nature of the Company’s new business model. Accordingly, they believe that Ajia Innogroup Holdings Limited is an appropriate name to accomplish this goal.

EXCHANGE OF STOCK CERTIFICATES

Following the delivery of this Information Statement we will instruct our corporate secretary and transfer agent to begin implementing the exchange of certificates representing outstanding common stock. As soon as practicable after the effectiveness of the proposed amendments, holders of our common stock will be notified and requested to surrender their certificates representing shares of common stock to our corporate secretary and transfer agent in exchange for certificates representing common stock with the new name “New Common Stock”. Beginning on the date the proposed amendment becomes effective, each certificate representing shares of our Old Common Stock will be deemed for all corporate purposes to evidence ownership of the same number of shares of our New Common Stock. Until surrendered to the Transfer Agent, certificates of Old Common Stock retained by shareholders will be deemed for all purposes, including, voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock owned by the shareholders before the name change.

Shareholders should not send their old certificates to the transfer agent until they have been notified by the transfer agent as discussed above. Shares of Old Common Stock surrendered after the effective date will be replaced by certificates representing shares of New Common Stock as soon as practicable after the surrender. No service charge will be paid by existing shareholders for the exchange of the shares and the Company will pay all expenses of the exchange and issuance of new certificates.

NO DISSENTER'S RIGHTS

Under Nevada law, you are not entitled to dissenter’s rights with respect to the amendment of the articles of incorporation or the name change.

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AMENDMENT TO THE ARTICLES OF INCORPORATION

The name change will amend Article I of the Company’s Articles of Incorporation to replace the current paragraph with a paragraph which states that the name of the Company is Ajia Innogroup Holdings Limited. The Amendment will be filed with the Secretary of State of Nevada and will become effective on the date of the filing.

RECOMMENDATION OF THE BOARD OF DIRECTORS

For the above reasons, we believe that the change of name is in the Company’s best interest and in the best interest of our shareholders and therefore the Board recommended that the shareholders vote for this proposal.

PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION

TO INCREASE ITS AUTHORIZED SHARES

General

Our Board of Directors has voted for and a majority of our shareholders have voted for an amendment to the Company’s Articles of Incorporation which increases our total number of authorized shares from 75,000,000 shares of common shares, with a par value of $.001 per share, to 500,000,000 shares of common stock and 100,000,000 preferred shares, each with a par value of $.0001 (the “Amendment”). As of December 1, 2017, there were 7,270,000 common shares issued and outstanding.

Reason for the Amendment

The Board of Directors and the shareholders, deem it advisable to increase the number of our authorized shares in order to provide us with increased flexibility in structuring possible future financings and acquisitions, to provide securities convertible into common stock, and to meet other corporate needs which might arise. Neither the Board of Directors nor our management is aware of any specific effort to accumulate our securities or to obtain control over us by means of a merger or tender offer.

The Company’s existing Articles of Incorporation authorize 75,000,000 shares of common shares, with a par value of $.001. The proposed Amendment increases the number of common shares the Company is authorized to issue to 500,000,000, and in addition it authorizes 100,000,000 shares of preferred stock with a par value of $.0001. The Board may, by resolution adopted and filed with the Nevada Secretary of State in the manner provided by law, authorize one or more classes or series of preferred stock and fix the relative rights and preferences of each such class or series. These shares will be available for issuance by the Board at such time and for such purposes as the Board may deem advisable without further action by the shareholders, except as may be required by law or regulatory authorities.

Approval of an increase in the authorized number of preferred shares generally empowers the directors of the Company to issue additional preferred shares without giving notice to the shareholders or obtaining their approval, except in certain circumstances, such as in connection with the adoption of certain employee benefit plans.

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Existing Anti-Takeover Provisions

The proposal to increase the authorized number of common and preferred shares is not submitted in response to any attempt to accumulate stock or threatened takeover. However, the increase in the number of authorized shares of preferred stock could, under certain circumstances, be construed as having an anti-takeover effect by, for example, diluting the stock ownership of shareholders and possibly making it more difficult to effect a change in the composition of the Board of Directors through the removal or addition of directors, or to accomplish a given transaction that may be in the shareholders’ interests. Further, the dilutive effect may limit the participation of shareholders in a merger or similar business combination, whether or not such transaction is favored by our management.

Preferred Shares

The proposed amendment would authorize the Board of Directors, without any further stockholder action (unless such action is required in a specific case by applicable laws or regulations or by applicable rules of a trading market or stock exchange), to issue from time to time shares of Preferred stock in one or more series, to determine the number of shares to be included in any series and to fix the designation, voting power, other powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the series.

Any series of Preferred Stock could, as determined by our Board of Directors at the time of issuance, rank, with respect to dividends, voting rights, redemption and liquidation rights, senior to the company’s common stock.

In the Board of Directors’ opinion, the primary reason for authorizing the Preferred stock is to provide flexibility for the Company’s capital structure. The Board of Directors believes that this flexibility is necessary to enable it to tailor the specific terms of a series of Preferred stock that may be issued to meet market conditions and financing opportunities as they arise, without the expense and delay that would be entailed in calling a stockholders meeting to approve the specific terms of any series of Preferred stock.

The Preferred stock may be used by the Company for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations. Other purposes could include issuances in connection with the acquisition of other businesses or properties.

Effects of Authorization of Preferred Shares

It is not possible to state the precise effects of the authorization of the Preferred stock upon the rights of the holders of our common stock until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of the class as a whole or of any series of the Preferred stock. Such effects might include:

i. reduction of the amount that otherwise might be available for the payment of dividends on common stock to the extent dividends are payable on any issued Preferred stock;

ii. restrictions on dividends on the common stock;

iii. rights of any series or the class of Preferred stock to vote separately, or to vote with the common stock;

iv. conversion of the Preferred stock into common stock at such prices as the Board of Directors determines, which could include issuance at below the fair market value or original issue price of the common stock, diluting the book value or per share value of the outstanding Common Stock; and

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v. the holders of common stock not being entitled to share in the Company’s assets upon liquidation until satisfaction of any liquidation preference granted to holders of the preferred stock.

NO DISSENTERS RIGHTS

Under Nevada law you are not entitled to dissenters rights with respect to the amendment of the Articles of Incorporation to increase the number of shares of authorized capital stock.

AMENDMENT TO THE ARTICLES OF INCORPORATION

Article III of the Articles of Incorporation will be amended to increase the number of authorized common shares and to authorize preferred shares. The Amended and Restated Articles of Incorporation will be filed with the Secretary of State of Nevada. After the filing, the Company will have 500,000,000 authorized shares of common stock and 100,000,000 authorized shares of Preferred Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

For the reasons set forth above, we believe that the increase in the authorized shares of capital stock is in the best interest of the Company and its shareholders and, therefore the Board recommended that the shareholders vote for this proposal.

Documents Incorporated by Reference

Our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the period ended September 30, 2017 is incorporated by reference herein.

Copies of Annual and Quarterly Reports

We will furnish a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, and our Quarterly Report on Form 10-Q for the period ending September 30, 2017; and any exhibit referred to therein without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary at the above address.

Exhibits Index

Exhibit 3(i)	Articles of Amendment to the Articles of Incorporation

End of Filing

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